Exhibit 99.2

CERTIFICATE OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002

Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18 United States Code

The undersigned, being the Principal Financial Officer of Enbridge Energy Management, L.L.C. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 2, 2003

/s/	Mark A. Maki
Mark A. Maki
Vice President, Finance and Principal Financial Officer